                                                                    Exhibit 2(3)


                                ESCROW AGREEMENT

                         (PERFORMANCE ESCROW AGREEMENT)

                        AGREEMENT made in triplicate this 4th day of August, 1994, BETWEEN:

                  MIRABEAU 88 LIMITED, a body corporate incorporated under the laws of the Province of Alberta. (herein called the "Issuer")

                                     - and -

                  MONTREAL TRUST COMPANY OF CANADA, a body corporate, duly authorized to carry on business in the Province of Alberta, and all Provinces in Canada, (herein called the "Trustee")

                                     - and -

                  SALAMANDER RESOURCES LIMITED, a corporation incorporated pursuant to the laws of Hong Kong, (herein called the "Security Holder")

                  WHEREAS the Security Holder has provided services (the "Services" to the Issuer relating to the negotiation of the financing and acquisition of TrueVision Pty Ltd. ("True Vision") and Display Technologies Pty Ltd. ("Display");

                  AND WHEREAS Issuer has issued to the Security Holder an aggregate of 1,420,000 common shares of the capital stock of the Issuer as consideration for the Services;

                  AND WHEREAS in order to comply with the requirements of The Alberta Stock Exchange, the Security Holder is desirous of depositing in escrow certain securities in the Issuer owned or to be received by them;

                  AND WHEREAS the Trustee has agreed to undertake and perform its duties according to the terms and conditions thereof;

                  NOW THEREFORE this agreement witnesses that, in consideration of the sum of One Dollar ($1.00) paid by the parties to each other, receipt of this sum being acknowledged by each of the parties, the Security Holder covenants and agrees with the Issuer and with the Trustee, and the Issuer and the Trustee covenant and agree each with the other and with the Security Holder as follows:

1. Where used in this agreement, or in any amendment or supplement hereto, unless the context otherwise requires, "Cash Flow" means net income derived from the property, as shown on the audited financial statements or verified by the Issuer's auditors, adjusted by the following add-backs: (i) depreciation, (ii) depletion, (iii) deferred taxes, (iv) amortization of good will, (v) amortization of research and development costs.

2. The Security Holder hereby places and deposits in escrow with the Trustee those of his securities in the Issuer which are represented by the certificates described in Schedule "A" and the Trustee hereby acknowledges receipt of those certificates. The Security Holder agrees to deposit in escrow any further certificates representing securities in the Issuer which he may receive as a stock dividend on securities hereby escrowed, and to deliver to the Trustee immediately on receipt thereof the certificates for any such further securities and any replacement certificates which may at any time be issued for any escrowed securities.

3. The Parties hereby agree that, subject to the provisions of paragraph 6 herein, the securities and the beneficial ownership of or any interest in them and the certificate representing them (including any replacement securities or certificates) shall not be sold, assigned, hypothecated, alienated, released from escrow, transferred within escrow, or otherwise in any manner dealt with, without the written consent of The Alberta Stock Exchange (hereinafter


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

referred to as the "Exchange") given to the Trustee or except as may be required by reason of the death or bankruptcy of the Security Holder, in which cases the Trustee shall hold the said certificates subject to this agreement, for whatever person, or company shall be legally entitled to become the registered owner thereof.

4. The Security Holder directs the Trustee to retain their respective securities and the certificates (including any replacement securities or certificates) representing them and not to do or cause anything to be done to release them from escrow or to allow any transfer, hypothecation or alienation thereof, without the written consent of the Exchange. The Trustee accepts the responsibilities placed on it by the agreement and agrees to perform them in accordance with the terms of this agreement and the written consents, orders or directions of the Exchange.

5. The Security Holder, before applying to the Exchange for a consent for a transfer within escrow shall, give reasonable notice in writing, of this intention to the Issuer and the Trustee.

6. (a) The Exchange will consent to the release from escrow of one share for each $0.10 of Cash Flow generated by or from the property.

     (b) The Exchange will consent to the release from escrow of one share for each $0.10 received by the Issuer, Display or TrueVision in a payment of a capital advance pursuant to a license agreement entered into by any of the above parties.

     (c) Any release from escrow under this paragraph 6 shall be made pursuant to a written application on behalf of the Issuer or the Security Holders, which application shall be accompanied by evidence of the Cash Flow and/or capital received, in a form satisfactory to the Exchange. Application for release may only be made once per year and may only relate to Cash Flow and/or capital received in the preceding fiscal year or the fiscal years of the Issuer since the last release from escrow pursuant to this agreement, whichever is greater.

     (d) Notwithstanding subparagraph (c) above, the maximum number of shares to be released from escrow in any year to a Security Holder pursuant to subpararaph (a) above shall be one-third of the original number of shares held in escrow on behalf of the Security Holder.

7. A release from escrow of all or part of the escrowed securities shall terminate this agreement only in respect to those securities so released. For greater certainty this paragraph does not apply to securities transferred within escrow.

8. The Security Holders shall, if a dividend is declared while the Escrowed Shares or any of them continue to be held in escrow under this Agreement, renounce and release any right to receive payment of the dividend on the shares then held in escrow.

9. If the Issuer is wound up and any securities remain in escrow under this agreement at the time when a distribution of assets to holders of securities is made by the liquidator, the Security Holder shall assign their right to receive that part of the distribution which is attributable to the escrowed securities to the Trustee, for the benefit of, and in trust for the persons and companies who are then holders of free securities in the Issuer rateably in proportion to their holdings.

10. (a) In the event that the Issuer has lost, alienated or has not obtained a good or marketable title to, or has abandoned or discontinued development of, any or all of the aforesaid property which was or formed part of the consideration for which the aforesaid securities were issued, or that any or all of the said property has become of little or no value, the Issuer shall declare the occurrence of that event, with full particulars thereof, to the Exchange by a resolution of its directors, and if the Security Holder is a director of the time of such an occurrence, the Security Holder hereby agrees to cause such resolution to be passed and certified to the satisfaction of the Exchange.

     (b) The Security Holder agrees with the Issuer and the Trustee that in the event of any such loss, alienation, failure to acquire title, or of such abandonment or discontinuance of development or diminution of value, the securities held in escrow shall not be cancelled or released from escrow, in whole or in part, except with the consent of the Exchange.

     (c) The Exchange may, in its sole discretion, having regard to the number and value of the securities issued for the property, the value of the property as ultimately established and such other circumstances as it may consider relevant, determine the number of securities to be cancelled or released and shall communicate its decision in writing to the Trustee. If the Exchange determines that less than all the securities then held in escrow shall be cancelled or released, the securities to be cancelled or released shall be taken rateably from the escrowed security holding of each of the Security Holders subject to this agreement at the time of that the


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

         Exchange directs such shares to be cancelled or released, unless the Exchange otherwise directs or the Security Holders, with the consent of the Exchange, otherwise agree in writing.

     (d) On receipt of the Trustee of a determination to cancel, each of the Security Holders subject to this agreement of such a determination, shall tender the required number of escrowed securities to the Issuer by way of gift for cancellation and, the Issuer shall thereupon take the necessary action, by way of reduction of capital or otherwise, to cancel them, and the certificates for these securities shall be delivered up for cancellation by the Issuer's transfer agent.

     (e) The Security Holder undertakes and agrees to vote and cause to be voted its securities in a manner consistent with the terms, conditions and intent of this agreement in relation to the aforesaid gifting back of securities for cancellation.

11. Notwithstanding paragraphs 6 and 10, any shares remaining in escrow on the fifth anniversary of the date of this agreement, unless otherwise exempted in writing by the Exchange, shall be cancelled by the Trustee within six (6) months of the said fifth anniversary.

12. All voting rights attached to the escrowed securities shall at all times be exercised by the respective registered owners thereof.

13. The Security Holder and the Issuer hereby agree to and do hereby release and indemnify and save harmless the Trustee from and against all claims, suits, demands, costs, damages and expenses which may be occasioned by reason of the Trustee's compliance in good faith with the terms hereof.


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

14. The Issuer hereby acknowledges the terms and conditions of this Agreement and agrees to take all reasonable steps to facilitate its performance and to pay the Trustee's proper charges for its services as trustee of this escrow.

15. If the Trustee shall wish to resign, it shall give at least three (3) months' notice to the Issuer which may, with the written consent of the Exchange, by writing appoint another Trustee in its place and such appointment shall be binding on the Security Holder, and the new Trustee shall assume and be bound by the obligations of the Trustee hereunder.

16. The covenants of the Security Holders with the Issuer in this agreement are made with the Issuer both in its own right and as trustee for the holders from time to time of free securities in the Issuer, and may be enforced not only by the Issuer but also by any holder of free securities.

17. This agreement may be executed in several parts of the same form and the parts as so executed shall together constitute one original agreement, and the parts, if more than one, shall be read together and construed as if all the signing parties hereto had executed one copy of this agreement.

18. Wherever the singular or masculine is used, the same shall be construed to include the plural or feminine or neuter where the context so requires.

19. This agreement shall enure to the benefit of and be binding on the parties to this agreement and each of their heirs, executors, administrators, successors and assigns.


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

     IN WITNESS WHEREOF the Issuer and Trustee have caused their respective corporate seals to be hereto affixed and the Security Holders have hereto set their respective hands and seals.


                                         MIRABEAU 88 LIMITED

                                         Per:
                                             -----------------------------------

                                         Per:
                                             -----------------------------------


                                         MONTREAL TRUST COMPANY OF CANDA

                                         Per:
                                             -----------------------------------

                                         Per:
                                             -----------------------------------


                                         SALAMANDER RESOURCES LIMITED

                                         Per:
                                             -----------------------------------

                                         Per:
                                             -----------------------------------

                                  SCHEDULE "A"
                                  ------------

To an Escrow Agreement dated the 4th day of August, 1994, and made among Mirabeau 88 Limited therein called the "Issuer", Montreal Trust Company of Canada therein called the "Trustee", and a certain security holder of the Issuer, therein called the "Security Holder"


                                                                         CERTIFICATE
NAMES OF                                                  NUMBER OF      NUMBERS OF
SECURITY                                TYPE OF           SECURITIES     SECURITIES
HOLDERS                                 SECURITIES        ESCROWED       ESCROWED
--------                                ----------        ----------     -----------


Salamander Resources Limited ......     Common Shares     1,168,234
